                                                                      EXHIBIT 21



                              LIST OF SUBSIDIARIES




American Homestar Corporation
HSTR General Holdings, Inc.
HSTR Retail Holdings, Inc.
Nationwide Housing Systems, L.P.
Nationwide Housing Properties, L.P.
Nationwide West, L.P.
Nationwide NC Homes, Inc.
Nationwide of Alabama, Inc.
Associated Retailers Holdings, Inc.
Associated Retailers Group, L.P.
First Value Homes, Inc.
Pacific Northwest Homes, Inc.
Pacific II Northwest Homes, Inc.
Instant Living Homes, Inc.
Paradise Mortgage, Inc.
Roadmasters Transport Company, Inc. (51% owned)
American Homestar Financial Services, Inc.
Western Insurance Agency, Inc.
Lifestar Reinsurance, Ltd.
21st Century Mortgage Corporation (50% owned)
Homexpress, Inc.
HSTR Manufacturing Holdings, Inc.
Oak Creek Housing Properties, L.P.
Oak Creek Homes, L.P.
American Homestar of Burleson, L.P.
American Homestar of Lancaster, L.P.
American Homestar West, Inc.
American Homestar of North Carolina, Inc.
American Homestar of Alabama, Inc.
Gold Medal Homes N. C., Inc.
Gold Medal Homes, Inc.
R-Anell Custom Homes, Inc.
Brilliant Carriers, Inc.